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                                                                     EXHIBIT 8.1

[VINSON & ELKINS LOGO APPEARS HERE]

                                                         VINSON & ELKINS L.L.P.
                                                      3700 TRAMMELL CROW CENTER
                                                               2001 ROSS AVENUE
                                                      DALLAS, TEXAS  75201-2975
                                                       TELEPHONE (214) 220-7700
                                                             FAX (214) 220-7716
                                                                   ww.velaw.com


September 16, 2003



Miller Exploration Company
3104 Logan Valley Road
Traverse City, Michigan  49685

Ladies and Gentlemen:

         We have participated in the preparation of Registration Statement No. 333-106484 on Form S-4 originally filed with the Securities and Exchange Commission by Edge Petroleum Corporation, a Delaware corporation ("Edge") on June 25, 2003 (as amended from time to time and together with exhibits thereto, the "Registration Statement"), in connection with the planned merger (the "Merger") of Edge Delaware Sub Inc. ("Merger Sub"), a Delaware corporation and direct wholly owned subsidiary of Edge, with and into Miller Exploration Company, a Delaware corporation ("Miller"), pursuant to the Agreement and Plan of Merger, dated May 28, 2003, by and among Edge, Merger Sub and Miller (the "Merger Agreement"), including the discussion set forth in the Registration Statement under the headings "Material Federal Income Tax Consequences of the Merger--Tax Consequences of the Merger to Miller, Edge and Merger Sub" and "Material Federal Income Tax Consequences of the Merger--Tax Consequences of the Merger to Miller Stockholders." The discussion and the legal conclusions set forth therein with respect to United States federal income tax consequences of the Merger to Miller and the stockholders of Miller reflect our opinion, and we believe they are accurate and complete in all material respects.

         Terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. Our opinion is based and conditioned upon the initial and continuing accuracy of the statements, covenants, representations and assumptions set forth in (i) the Merger Agreement, (ii) the Registration Statement, and (iii) officer's certificates delivered to us by Edge, Merger Sub and Miller. We have also assumed that all representations made "to the best knowledge of" any person will be true, correct and complete as if made without that qualification. Any inaccuracies in any of the aforementioned statements, representations, or assumptions or breach or failure of any of the aforementioned covenants could adversely affect our opinion.

         In rendering our opinion, we have assumed the Merger will occur in the manner contemplated by the Registration Statement and in accordance with the Merger Agreement and there are no arrangements other than those set forth in the Merger Agreement between the parties thereto. Our opinion is also based upon provisions of the United States Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. We provide no assurance that the legal authorities upon which this opinion is based will not be amended, revoked or modified (with or without retroactive effect) in a manner which would affect or change our conclusions.

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         Our opinion is limited to the matters set forth herein, and no opinion is intended to be implied or may be inferred beyond those expressly stated herein. Specifically, no opinions are expressed with respect to the tax consequences of the Merger under any foreign, state or local tax law.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.


                                               Very truly yours,



                                               /s/Vinson & Elkins L.L.P.